Exhibit 99.1


[GRAPHIC OMITTED]


                       American Telecom Services Announces
              Financial Results for Fourth Quarter and Fiscal 2006


Contact: Company            Investors:                   Media:
Bruce Hahn, CEO             Brett Maas or Matt Hayden    Daniell Ross
(404) 261-7466              Hayden Communications        Comunicano, Inc.
Bruce.Hahn@atsphone.com     (646) 536-7331               (858) 314-2958
                            Brett@haydenir.com           dross@comunicano.com


City of Industry, California, September 26, 2006 - American Telecom Services Inc. (AMEX: TES), a provider of converged communications solutions today announced financial results for its fourth fiscal quarter and audited financial results for the fiscal year ended June 30, 2006.

For the fourth fiscal quarter ended June 30, 2006, we recognized total revenues of $2.7 million primarily from the sale of the Company's phone products. Cost of sales for the quarter was $1.5 million, resulting in gross profit of $1.2 million or 44.4 percent of sales. Total operating expenses were $2.5 million, inclusive of non cash charges of $255,000 relating to share-based compensation granted to employees and non-employees for services.

For the full fiscal year ended June 2006, total revenue recognized was $3.1 million, compared to no revenue in fiscal 2005. Cost of sales was $1.8 million, resulting in a gross profit of $1.3 million, or 41.9 percent of sales for the fiscal year ended June 30, 2006 compared to no cost of sales and no gross profit in the fiscal year ended June 30, 2005. Total operating expenses were $4.7 million, inclusive of $380,000 of non cash charges relating to share-based compensation granted to employees and non-employees for services, compared to $169,248 of operating expenses for the fiscal year ended June 30, 2005. The Company incurred $2.6 million in selling, marketing and development expenses during the fiscal year ended June 30, 2006 compared to $84,813 in selling, marketing and development expenses last year. General and administrative expenses for the fiscal year ended June 30, 2006 were $2.2 million, compared to $84,435 in general and administrative expenses for the prior year. Net loss for the year ended June 30, 2006 was $5.7 million, or $1.54 per fully diluted share (based on approximately 3.7 million shares weighted average common shares outstanding), compared to a net loss of $170,248, or $0.09 per fully diluted share (based on approximately 2.0 million shares weighted average common shares outstanding) for the fiscal year ended June 30, 2005. Included in our net loss for the fiscal year ended June 30, 2006 was approximately $2.9 million in non-cash charges, including $2.4 million in amortization of debt discount and debt issuance costs directly related to debt financings which occurred prior to our initial public offering.

"Fiscal 2006 was a pivotal year for American Telecom Services, as we completed our IPO, introduced our initial product lines, achieved distribution in 9,500 retail locations nationwide, secured commitments for several diverse marketing initiatives facilitated through our retail channels and laid the groundwork for significant growth during fiscal 2007," commented Bruce Hahn, chief executive officer of American Telecom Services, Inc. "While we incurred a full-year of expenses during fiscal 2006, as we prepared for our launch for future product sales, we only recognized substantial revenues in the fourth quarter."

The Company concluded the fiscal year end June 30, 2006 with $12.4 million in cash and cash equivalents compared to $50,780 in cash and cash equivalents of as of June 30, 2005. The Company ended the 2006 fiscal year with $1.1 million in accounts receivable, $0.8 million in prepaid expenses of which $0.5 million is related to advances to suppliers to purchase inventory and $2.2 million inventory consisting of finished goods. Working capital was $15.1 million as of June 30, 2006.

American Telecom Services offers Internet Phones bundled with Internet Telephone Service utilizing its patent pending Digital Clear technology and leverages the backbone of the large VoIP provider named Sun Rocket. This provides its customers with an integrated platform including clear voice and simple plug and play connectivity that can be expanded to accommodate multiple handsets throughout the home. In addition, American Telecom Services' patent pending Pay N' Talk is a proprietary prepaid residential long distance service provided through IDT, a NYSE-listed global leader in prepaid.

Teleconference Information

The Company will host a conference call at 4:45 PM ET today to discuss these results. Interested participants should dial 800-632-2975 when calling within the country-regionplaceUnited States or 973-935-8755 when calling internationally. There will be a playback available until October 3. To listen to the playback, please call 877-519-4471 when calling within the country-regionplaceUnited States or 973-341-3080 when calling internationally. Please use pass code 7906050 for the replay. This call is being webcast by ViaVid Broadcasting and can be accessed at American Telecom's web site at http://www.atsphone.com. The webcast may also be accessed at ViaVid's website at: http://viavid.net/dce.aspx?sid=000035ED. The webcast can be accessed until October 26, 2006 on either site.

About American Telecom Services

American Telecom Services, a leading provider of converged communications solutions, currently offers Digital Clear Internet phone bundles powered by SunRocket (voice-over-Internet-Protocol or "VoIP") and Pay N' Talk prepaid residential long distance services powered by IDT. These services are bundled with ATS' diverse line of custom designed, cordless multi-handset phones. ATS sells its phone/service bundles through major retailers under the "American Telecom," "ATS" "Pay N' Talk" and "Digital Clear" brand names.

Safe Harbor Statement

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify those forward-looking statements by words such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's prospectus dated February 1, 2006 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Statements of Operations Data:


                                                                     For the fiscal years ended June 30,
                                                            --------------------------------------------------------
                                                                2006                 2005                2004
                                                            ----------------    ----------------   -----------------

 Revenues                                                      $  3,100,177        $        -         $         -
 Cost of sales                                                    1,801,565                 -                   -
                                                            ----------------    ----------------   -----------------
    Gross profit                                                  1,298,612                 -                   -

    Expenses:
       Selling, marketing and development                         2,556,011              84,813              22,058
       General and administrative                                 2,154,128              84,435               3,000
                                                            ----------------    ----------------   -----------------
          Total expenses                                          4,710,139             169,248              25,058

    Other expenses (income):
       Interest income                                             (223,033)                -                   -
       Interest expense and bank charges                            125,186                  75                 -
       Amortization of debt discounts and debt
       issuance costs                                             2,424,366                 925                 -
                                                            ----------------    ----------------   -----------------
    Net loss                                                  $  (5,738,046)        $  (170,248)        $   (25,058)
                                                            ================    ================   =================


Earnings per Share Data:
   Net loss per common share:
      Basic and diluted                                       $       (1.54)        $     (0.09)        $     (0.01)
                                                            ================    ================   =================

   Weighted average shares outstanding:
      Basic and diluted                                           3,737,806           1,996,261           1,740,490
                                                            ================    ================   =================

Other Financial Data:
Net cash (used in) provided by operating activities           $  (5,847,855)        $       780         $       -
Net cash used in investing activities                              (194,544)                -                   -
Net cash provided by  financing activities                       18,364,384              50,000                 -



Balance Sheet Data:

                                                                           As of
                                                              ---------------------------------
                                                              June 30, 2006       June 30, 2005
                                                              ---------------     -------------

Working capital (deficit)                                     $  15,062,582        $  (173,395)
Cash and cash equivalents                                     $  12,372,765        $    50,780
Current assets                                                $  16,423,275        $    50,780
Total assets                                                  $  16,673,546        $   174,298
Current liabilities                                           $   1,360,693        $   224,175
Total liabilities                                             $   1,360,693        $   225,175
Shareholders' equity (deficit)                                $  15,312,853        $   (50,877)


